Exhibit 99.1

Great Elm Capital Corp. Announces SECOND Quarter 2019 Financial Results; SECOND Quarter Net Investment Income of $0.29 Per Share; BOARD SET FOURTH QUARTER 2019 DISTRIBUTION OF $0.083 PER SHARE PER MONTH; ISSUED NEW SENIOR UNSECURED NOTES

WALTHAM, MA, August 13, 2019 – Great Elm Capital Corp. (“we,” “us,” “our” or “GECC”), (NASDAQ: GECC), today announced its financial results for the quarter ended June 30, 2019.

FINANCIAL HIGHLIGHTS(1)

▪	Net investment income (“NII”) for the quarter ended June 30, 2019 was approximately $3.0 million, or $0.29 per share, equating to 1.2x distribution coverage for the quarter.
▪

In August 2019, the Board of Directors (the “Board”) set monthly distributions of $0.083 per share for the fourth quarter of 2019, representing a yield of approximately 9.7% on June 30, 2019 net asset value (“NAV”).

▪

Net assets on June 30, 2019 were approximately $103.6 million. NAV per share on June 30, 2019 was $10.30, as compared to NAV per share of $10.89 on March 31, 2019, driven primarily by unrealized losses in certain of our investments in Avanti Communications Group, plc

▪

We had approximately $0.4 million of net realized gains during the quarter ended June 30, 2019, or approximately $0.04 per share, and net unrealized depreciation of approximately $7.8 million, or approximately $0.76 per share.

▪	Unrealized depreciation in the Avanti Communications Group, plc investments accounted for $6.7 million of the $7.8 million net unrealized loss during the quarter
▪

During the quarter ended June 30, 2019, we invested approximately $61.7 million across 15 investments(2), including three new issuers. During the quarter ended June 30, 2019, we monetized (in part or in full) approximately $36.6 million across 16 investments(3).

▪	Strong performance from our investment in the equity interests of Prestige Capital Corporation led to significant NII generation in our first full quarter of ownership
▪	We issued $45 million of 6.50% senior unsecured bonds due June 2024 during the second and third quarter (NASDAQ: GECCN).
▪	We repurchased 397,719 GECC shares in the open market during the quarter ended June 30, 2019

“I’m pleased to report that NII covered our base distribution by such a wide margin this quarter,” remarked Peter A. Reed, GECC’s Chief Executive Officer. “Our team continues to be encouraged by the portfolio’s performance, outlook and increasing diversity.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2019, we held 27 debt investments, totaling approximately $173.2 million and representing 84.8% of the fair market value of our total investments. First lien and/or secured debt investments comprised 100.0% of the fair market value of our debt investments. As of the same date, we held seven equity investments, totaling approximately $31.0 million and representing 15.2% of the fair market value of our total investments.

As of June 30, 2019, the weighted average current yield on our debt portfolio was 11.4%. Floating rate instruments comprised approximately 74.4% of the fair market value of debt investments.

During the quarter ended June 30, 2019, we deployed approximately $61.7 million into 15 investments (which included investments in three new companies and 10 existing portfolio companies)(2). The weighted average price of the debt deployment activity was 98% of par, carrying a weighted average current yield of 10.9%.

During the quarter ended June 30, 2019, we monetized, in part or in full, 16 investments for approximately $36.6 million(3), at a weighted average current yield of 10.8%. Our weighted average realized price was par.

LEGACY FULL CIRCLE PORTFOLIO

Since the Full Circle Capital Corporation (“Full Circle”) merger closed in November 2016, we have been diligently focused on monetizing the legacy portfolio. To date, we have exited 24 positions across 16 portfolio companies, realizing an aggregate total return of $5.1 million. These realized gains represents 109% of NAV, a significant achievement given the market’s previous assessment of this portfolio.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the quarter ended June 30, 2019 was approximately $6.7 million, or $0.66 per share. Total expenses for the quarter ended June 30, 2019 were approximately $3.7 million, or $0.36 per share.

Net realized gains for the quarter ended June 30, 2019 were approximately $0.4 million, or $0.04 per share. Net unrealized depreciation from investments for the quarter ended June 30, 2019 was approximately $7.8 million, or $0.76 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2019, available liquidity from cash and money market investments was approximately $52.8 million, exclusive of our holdings of United States Treasury Bills. Total debt outstanding as of June 30, 2019 was $121.5 million, comprised of our 6.50% senior notes due September 2022 (NASDAQ: GECCL), our 6.75% senior notes due January 2025 (NASDAQ: GECCM) and our newly issued 6.50%

senior notes due June 2024 (NASDAQ: GECCN). Our asset coverage ratio was approximately 185.6% and our debt-to-equity ratio was 1.17x.

SELECT SUBSEQUENT ACTIVITY

PE Facility Solutions, LLC

On May 10, 2019, PE Facility Solutions, LLC (“PEFS”), a majority-owned subsidiary of GECC, entered into an asset purchase agreement to sell substantially all of its assets to Kellermeyer Bergensons Services, LLC for $23.75 million. The sale was completed on July 31, 2019. In connection with this sale, GECC’s Revolving Loan and Term Loan A to PEFS were repaid at par plus accrued interest and GECC received a partial repayment of its Term Loan B.  We anticipate that the remaining balance of the Term Loan B will be repaid over time from collections of account receivables and the release of escrowed purchase price.

Distributions

In August 2019, our Board set the monthly distributions for the fourth quarter of 2019 at a rate of $0.083 per share, representing an annualized base distribution yield of 9.7% on June 30, 2019 NAV.

Our distribution policy has been designed to set an annual base distribution rate that is covered by NII. From time to time, as catalyst-driven investments are realized or when we out-earn our declared distributions, we may supplement monthly distributions with special distributions from NII generated in excess of the declared distributions(4).

CONFERENCE CALL AND WEBCAST

Great Elm Capital Corp. will host a conference call and webcast on Tuesday, August 13, 2019 at 10:00 a.m. Eastern Time to discuss its first quarter financial results. All interested parties are invited to participate in the conference call by dialing +1 (844) 820-8297; international callers should dial +1 (661) 378-9758. Participants should enter the Conference ID 5665734 when asked. For a copy of the slide presentation that will be referenced during the course of our conference call, please visit: http://www.investor.greatelmcc.com/events-and-presentations/presentations.

The conference call will be webcast simultaneously at:

https://edge.media-server.com/m6/p/oqxawux9.

About Great Elm Capital Corp.

Great Elm Capital Corp. is an externally managed, specialty finance company focused on investing in debt instruments of middle market companies. GECC elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. GECC targets special situations and catalyst-driven investments as it seeks to generate attractive, risk-adjusted returns through both current income and capital appreciation.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of GECC common stock and the performance of GECC’s portfolio and investment manager. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the SEC. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Endnotes:

(1) The per share figures are based on a weighted average of shares outstanding for the three months ended June 30, 2019, except where such amounts need to be adjusted to be consistent with the financial highlights of our consolidated financial statements.

(2) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and capitalized PIK income. Amounts included herein do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds.

(3) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds.

(4) There can be no assurance that any such supplemental amounts will be received or realized, or even if received and realized, distributed or available for distribution. Past distributions are not indicative of future distributions. Distributions are declared by the Board out of the funds legally available therefor.

Great Elm Capital Corp.

Consolidated Statements of Assets and Liabilities

Dollar amounts in thousands (except per share amounts)

	June 30, 2019	December 31, 2018
Assets
Investments
Non-affiliated, non-controlled investments, at fair value (amortized cost of $144,040 and $137,852, respectively)	$135,222	$128,318
Non-affiliated, non-controlled short-term investments, at fair value (amortized cost of $124,914 and $78,093, respectively)	124,908	78,085
Affiliated investments, at fair value (amortized cost of $97,833 and $89,854, respectively)	40,074	35,665
Controlled investments, at fair value (amortized cost of $29,622 and $20,648, respectively)	28,922	20,203
Total investments	329,126	262,271

Cash and cash equivalents	2,543	4,167
Receivable for investments sold	25	10,887
Interest receivable	2,190	3,255
Dividends receivable	57	9
Due from portfolio company	591	555
Due from affiliates	15	5
Prepaid expenses and other assets	10	414
Total assets	$334,557	$281,563

Liabilities
Notes payable 6.50% due September 18, 2022 (including unamortized discount of $994 and $1,141, respectively)	$31,637	$31,490
Notes payable 6.75% due January 31, 2025 (including unamortized discount of $1,452 and $1,588, respectively)	44,947	44,811
Notes payable 6.50% due June 30, 2024 (including unamortized discount of $2,200 and $0, respectively)	40,300	-
Payable for investments purchased	104,109	84,102
Interest payable	453	354
Distributions payable	835	3,441
Accrued incentive fees payable	6,867	5,422
Due to affiliates	957	1,069
Accrued expenses and other liabilities	812	758
Total liabilities	$230,917	$171,447

Commitments and contingencies (Note 6)	$-	$-

Net Assets
Common stock, par value $0.01 per share (100,000,000 shares authorized, 10,062,682 shares issued and outstanding and 10,652,401 shares issued and outstanding, respectively)	$101	$107
Additional paid-in capital	193,253	198,247
Accumulated losses	(89,714)	(88,238)
Total net assets	$103,640	$110,116
Total liabilities and net assets	$334,557	$281,563
Net asset value per share	$10.30	$10.34

Great Elm Capital Corp.

Consolidated Statements of OPERATIONS

Dollar amounts in thousands (except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Investment Income:
Interest income from:
Non-affiliated, non-controlled investments	$3,673	$3,925	$7,522	$7,037
Non-affiliated, non-controlled investments (PIK)	-	-	-	-
Affiliated investments	213	777	411	1,198
Affiliated investments (PIK)	940	1,514	1,815	4,567
Controlled investments	539	555	1,053	1,110
Controlled investments (PIK)	299	211	583	435
Total interest income	5,664	6,982	11,384	14,347
Dividend income from:
Non-affiliated, non-controlled investments	138	49	211	155
Controlled investments	400	-	800	-
Total dividend income	538	49	1,011	155
Other income from:
Non-affiliated, non-controlled investments	32	29	132	42
Affiliated investments	2	87	2	90
Affiliated investments (PIK)	456	-	456	-
Controlled investments	19	15	39	26
Total other income	509	131	629	158
Total investment income	$6,711	$7,162	$13,024	$14,660

Expenses:
Management fees	$742	$754	$1,448	$1,447
Incentive fees	749	(2,149)	1,445	(1,183)
Administration fees	241	487	452	797
Custody fees	15	15	30	29
Directors’ fees	49	50	99	99
Professional services	229	294	468	465
Interest expense	1,571	1,456	3,025	2,731
Other expenses	120	177	278	331
Total expenses	$3,716	$1,084	$7,245	$4,716
Net investment income	$2,995	$6,078	$5,779	$9,944

Net realized and unrealized gains (losses) on investment transactions:
Net realized gain (loss) from:
Non-affiliated, non-controlled investments	$410	$810	$1,018	$917
Affiliated investments	-	-	-	-
Controlled investments	-	-	-	210
Total net realized gain (loss)	410	810	1,018	1,127
Net change in unrealized appreciation (depreciation) from:
Non-affiliated, non-controlled investments	(1,425)	2,527	718	(1,888)
Affiliated investments	(6,693)	(6,566)	(3,570)	(10,062)
Controlled investments	335	(201)	(255)	(512)
Total net change in unrealized appreciation (depreciation)	(7,783)	(4,240)	(3,107)	(12,462)
Net realized and unrealized gains (losses)	$(7,373)	$(3,430)	$(2,089)	$(11,335)
Net increase (decrease) in net assets resulting from operations	$(4,378)	$2,648	$3,690	$(1,391)

Net investment income per share (basic and diluted):	$0.29	$0.57	$0.55	$0.93
Earnings per share (basic and diluted):	$(0.43)	$0.25	$0.35	$(0.13)
Weighted average shares outstanding (basic and diluted):	10,239,631	10,652,401	10,439,572	10,652,401

Media & Investor Contact:

Investor Relations

+1 (617) 375-3006

investorrelations@greatelmcap.com